SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant ___

Filed by a Party other than the Registrant _X_

Check the appropriate box:

_X_ Preliminary Proxy Statement   ___ Confidential, For Use of the Commission
                                      Only (as Permitted by Rule 14a-6(e)(2))
___ Definitive Proxy Statement

___ Definitive Additional Materials

___ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        Health Outcomes Management, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

          Victor S. Greenstein, Jonathan R. Gordon, Stanford M. Baratz,
                   Peter J. Zugschwert and Matthew E. Goldberg
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_ No fee required

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5) Total fee paid:

________________________________________________________________________________

___ Fee paid previously with preliminary materials

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3) Filing Party:

________________________________________________________________________________

(4) Date Filed:

________________________________________________________________________________

                   IMPORTANT NOTICE AFFECTING YOUR INVESTMENT
                    IN HEALTH OUTCOMES MANAGEMENT, INC. STOCK

                                August ____, 1997

Dear Fellow Shareholder:

         To quote Ronald Reagan during one of his debates with Jimmy Carter, "are you better off today than you were four years ago?" If so, it is not due to the performance of your investment in Health Outcomes Management, Inc. While other stocks have been zooming to new highs and the market indexes seem to break records almost daily, Health Outcomes has given new meaning to the term "penny stock." The price per share has declined to just PENNIES per share and the trendline just keeps going down.

             HEALTH OUTCOMES MANAGEMENT, INC. QUARTERLY STOCK PRICE
                                     [graph]

                 QUARTERLY PERIOD          HIGH BID QUOTATION
                 ----------------          ------------------

                 1st quarter 1994                 $.72
                 2nd quarter 1994                 $.60
                 3rd quarter 1994                 $.58
                 4th quarter 1994                 $.50
                 1st quarter 1995                 $.60
                 2nd quarter 1995                 $.94
                 3rd quarter 1995                $1.12
                 4th quarter 1995                 $.94
                 1st quarter 1996                 $.69
                 2nd quarter 1996                 $.44
                 3rd quarter 1996                 $.38
                 4th quarter 1996                 $.19
                 1st quarter 1997                 $.16

         While the price of our stock languishes in the cellar, executive management continues to draw fat paychecks. Between fiscal years 1994 and 1996, the combined annual compensation of Mr. Peters (the President of the company) and Mr. Frakes (the Vice President of the company) ranged from TWO TO SEVENTEEN times the net income of the company! In fiscal 1997, when earnings took a 218% nosedive (resulting in a loss of over $113,000), Peters and Frakes took salary reductions of only 6%. In short, as the following chart demonstrates, their compensation appears to bear almost no rational relationship to the earnings performance of the company.

       COMPENSATION OF PETERS AND FRAKES AS COMPARED TO NET INCOME (LOSS)
                                     [graph]

                     COMBINED COMPENSATION OF PETERS
           YEAR                AND FRAKES                NET INCOME (LOSS)
           ----                ----------                -----------------

           1994                 $188,035                      $94,331
           1995                 $194,145                      $10,995
           1996                 $203,947                      $95,615
           1997                 $192,445                    $(113,244)

         We submit that Health Outcomes is going nowhere, and indeed, is headed for insolvency -- at an alarming clip. However, you need not rely solely on our assessment of the gravity of the situation. You can also read the independent auditor's report of KPMG Peat Marwick LLP (included as part of the company's 1997 fiscal year end report to the U.S. Securities and Exchange Commission) in which the independent auditors state:

                  "[T]he Company's operating loss, net working capital deficiency and stockholders' deficit raise SUBSTANTIAL DOUBT about the entity's ability to continue as a going concern." [1997 Form 10-KSB (emphasis added)].

         Fellow shareholders, the time for action is now! We have a hand-picked team of experienced professionals who are ready, willing and able to replace the company's current Directors. They welcome the challenge of turning Health Outcomes around by (i) bringing a renewed sense of purpose and vision to the management of the Company, (ii) implementing strategies designed to improve the company's earnings and (iii) more closely linking the compensation paid to management to earnings performance.

         We can no longer tolerate the wasting away of our hard earned investment dollars. You CAN make a change by electing a new slate of directors. BUT YOU MUST FILL IN, SIGN AND DATE AND RETURN YOUR GOLD PROXY AND VOTING AGREEMENT TODAY! If you have any questions, please call me in the Twin Cities at
(612) 591-5016 or toll-free outside of the Twin Cities at (800) 892-3970.

                                          Sincerely,


                                          Victor S. Greenstein

                     PROXY AND VOTING AGREEMENT STATEMENT OF
          VICTOR S. GREENSTEIN, JONATHAN R. GORDON, STANFORD M. BARATZ,
                   PETER J. ZUGSCHWERT AND MATTHEW E. GOLDBERG

                       5500 WAYZATA BOULEVARD, SUITE 1075
                          MINNEAPOLIS, MINNESOTA 55416
                                 (612) 591-5016

                                 GENERAL MATTERS

SOLICITATION OF PROXY AND VOTING AGREEMENTS

         This Proxy and Voting Agreement Statement and the accompanying GOLD Proxy and Voting Agreement, mailed on or about August _____, 1997, is furnished to the shareholders of Health Outcomes Management, Inc., 2331 University Avenue S.E., Minneapolis, Minnesota 55414 (the "Company") in connection with the solicitation of Proxy and Voting Agreements by Victor S. Greenstein, Jonathan R. Gordon, Stanford M. Baratz, Peter J. Zugschwert and Matthew E. Goldberg (the "Greenstein Group"). Proxy and Voting Agreements solicited hereby are to be voted and/or utilized at the Annual Meeting of Shareholders to be held on Thursday, September 18, 1997, at 3:30 p.m. at the Radisson Hotel Metrodome, University of Minnesota, 615 Washington Avenue S.E., Minneapolis, Minnesota, or any adjournment or adjournments thereof, for the purpose of electing a slate of four directors proposed by the Greenstein Group in opposition to the slate of four directors proposed by the Company and its Board of Directors pursuant to the Company's Proxy Statement mailed on or about August 7, 1997 (the "Company's Proxy Statement").

         The cost of this solicitation, which is being made on behalf of the Greenstein Group, is estimated to be $15,000 and will be borne by Mr. Greenstein; provided, however, that in the event that the Greenstein Group's proposed slate of directors is elected, Mr. Greenstein intends to seek reimbursement of such costs from the Company. As of August 6, 1997, Mr. Greenstein has incurred total expenditures of approximately $5,200 in connection with the solicitation of the Company's shareholders.

         In addition to solicitation by mail, the Greenstein Group members and regular clerical employees of the Greenstein Group members may solicit proxies by telephone, special communications or in person. The Greenstein Group may, but to date has not, specially engage employees, representatives or other persons to solicit the Company's shareholders. The Greenstein Group intends also to request banks and brokers to forward the Greenstein Group's Proxy and Voting Agreement materials to their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

INTEREST OF GREENSTEIN GROUP MEMBERS IN THIS SOLICITATION

         The Proxy and Voting Agreement to which this Statement relates is being solicited by the Greenstein Group. Mr. Greenstein is the beneficial owner of 107,000 shares of the Company's Common Stock. He owns no shares of record. Mr. Greenstein is a registered representative with R.J. Steichen & Company, an investment banking firm ("Steichen"). As of August 1, 1997, Mr. Greenstein's clients beneficially owned an aggregate of 670,150 shares of the Company's Common Stock through accounts maintained under his direction at Steichen. However, Mr. Greenstein does not exercise voting or investment discretion with respect to shares of the Company's Common Stock beneficially owned by such clients. Mr. Greenstein's business address is 5500 Wayzata Boulevard, Suite 1075, Minneapolis, Minnesota 55416.

         Mr. Gordon is the beneficial owner of 60,000 shares of the Company's Common Stock. He owns no shares of record. Mr. Gordon is President of Vault, Inc., a document storage company. His business address is 7300 France Avenue South, Edina, Minnesota 55435.

         Mr. Baratz is the beneficial owner of 41,000 shares of the Company's Common Stock. He owns no shares of record. Mr. Baratz is President of Baratz Financial, Inc., a private investment firm. His business address is the same as that of Mr. Greenstein.

         Mr. Zugschwert owns no shares of the Company's Common Stock beneficially or of record. Mr. Zugschwert is Senior Vice President of Operations for Baratz Financial, Inc. His business address is the same as that of Mr. Greenstein.

         Mr. Goldberg owns no shares of the Company's Common Stock benefically or of record. Mr. Goldberg is President of In-Sight Optical, Inc. dba InVision, a retail optical store chain. His business address is 119 North Fourth Street, Minneapolis, Minnesota 55401.

         During the past two years, none of the Greenstein Group members purchased and/or sold shares of the Company's Common Stock or any other Company securities.

         Except in connection with the arrangements relating to this Proxy and Voting Agreement, no Greenstein Group member (including the director-nominees) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. No Greenstein Group member (including the director-nominees) is, or since the beginning of the Company's last fiscal year was, a party to or has or had a direct or indirect material interest in any transaction or series of transactions in which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeded $60,000.

         If the Greenstein Group director-nominees are elected as the members of the Board of Directors, it is expected that Mr. Zugschwert may be engaged to assist the Company in attempting a turnaround of its business and financial affairs. The terms and conditions of such proposed engagement have not been agreed upon as of the date hereof.

VOTING, EXECUTION AND REVOCATION OF PROXY AND VOTING AGREEMENTS

         According to the Company's Proxy Statement, only stockholders of record at the close of business on July 22, 1997, will be entitled to vote. As of that date according to the Company's Proxy Statement, the Company had 8,499,029 shares of Common Stock outstanding and entitled to vote and each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders, or 4,249,515 shares, constitutes a quorum for the transaction of business. Directors of the Company are elected by a plurality of the votes cast by the shareholders entitled to vote at the meeting, assuming a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Therefore, election of the Greenstein Group director-nominees requires the affirmative vote of a plurality of the votes cast in the election at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. All other matters submitted at the Annual Meeting will be determined by a majority of the votes cast.

         Each properly executed and timely returned GOLD Proxy and Voting Agreement will be, under Section 302A.455 of the Minnesota Business Corporation Act, an irrevocable agreement on the part of the signing shareholder with the Greenstein Group members and the other signing shareholders to have his, her or its shares voted in favor of the election of the Greenstein Group director-nominees to the exclusion of the director-nominees proposed by the Company and its Board of Directors. Accordingly, shareholders of the Company desiring to vote against election of the Greenstein Group director-nominees or to abstain therefrom, or to vote for one or more of the director-nominees proposed by the Company and its Board of Directors, should not execute or return a Proxy and Voting Agreement. Shareholders of the Company not giving a Proxy and Voting Agreement solicited hereby may vote for or against election of the Greenstein Group director-nominees, and for or against election of the director-nominees proposed by the Company and its Board of Directors, in person or by another proxy of their choice. Each properly executed and timely returned GOLD Proxy and Voting Agreement also will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

         The Greenstein Group has been informed that because the Greenstein Group seeks election of its slate of director-nominees in opposition to the candidates offered by the Company and its Board of Directors, broker-dealers, banks and other entities holding securities for the beneficial ownership of their customers will not be permitted to vote shares of the Company's Common Stock for which they have not received voting instructions from the beneficial owners thereof. Accordingly, shares beneficially owned by persons who abstain from voting also will not count toward the quorum required for the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

         According to the Company's Proxy Statement, the following table sets forth as of July 1, 1997, the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and certain executive officers and by all directors and executive officers as a group. Information with respect to the Greenstein Group's director-nominees as of August 6, 1997, is also included in the table. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of the applicable date are treated as outstanding only when determining the amount and percentage owned by such individual. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.

DIRECTORS, DIRECTOR-NOMINEES, EXECUTIVE OFFICERS, AND       NUMBER      PERCENT
                 5% SHAREHOLDERS                          OF SHARES     OF CLASS
                 ---------------                          ---------     --------

William A. Peter, Jr.
6650 Vernon Hills Road
Edina, Minnesota  55436...............................   1,508,850(1)    17.5%

Steven C. Wolf
820 S. 59th Street
Belleville, Illinois  62223...........................     550,000        6.5%

Sandra F. Pessin
c/o Neuberger & Berman, LLC
605 Third Avenue
New York, New York  10158-3698........................     436,000        5.1%

Michael J. Frakes
3712 Chatham Circle
Arden Hills, Minnesota  55112.........................     381,549(2)     4.4%

Robert J. Cipolle
14721-80th Place North
Maple Grove, Minnesota  55369.........................      64,250(3)     0.8%

Jerry L. Hoganson
1742 Lark Avenue
Maplewood, Minnesota  55109...........................      19,000(4)     0.2%

Jonathan R. Gordon
7300 France Avenue South
Edina, Minnesota  55435...............................      60,000        0.7%

Stanford M. Baratz
5500 Wayzata Boulevard, Suite 1075
Minneapolis, Minnesota  55416.........................      41,000        0.5%

Peter J. Zugschwert
5500 Wayzata Boulevard, Suite 1075
Minneapolis, Minnesota  55416.........................         ---        ---%

Matthew E. Goldberg
119 North Fourth Street
Minneapolis, Minnesota  55401.........................         ---        ---%

                                                            NUMBER      PERCENT
                                                          OF SHARES     OF CLASS
                                                          ---------     --------


All executive officers and directors as a group
(5 persons) ..........................................   1,980,899(5)    22.4%

----------------------------------

(1) Includes 115,000 shares which may be purchased pursuant to warrants and 21,250 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of July 7, 1997.

(2) Includes 30,000 shares which may be purchased pursuant to warrants and 121,250 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of July 7, 1997.

(3) Includes 20,000 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of July 7, 1997.

(4) Includes 15,000 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of July 7, 1997.

(5) Includes 329,750 shares which certain directors and officers have the right to purchase pursuant to warrants and stock options which will become exercisable within 60 days of July 7, 1997.


                              ELECTION OF DIRECTORS

GREENSTEIN GROUP NOMINEES FOR ELECTION AS DIRECTORS

         According to the Company's Proxy Statement, the Board of Directors currently consists of four persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 1998 or until a successor is elected and qualified.

         The Greenstein Group submits for election in opposition to management the four persons named below. Proxy and Voting Agreements cannot be voted for a greater number of persons than the number of nominees named below. The Greenstein Group recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, Proxy and Voting Agreements accompanying this Proxy and Voting Agreement Statement will be voted at the 1997 Annual Meeting FOR the election to the Board of all of the Greenstein Group nominees named, to the exclusion of the candidates nominated by the Company and its Board of Directors. The Greenstein Group believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the Proxy and Voting Agreements have advised that they will vote for the election of such substitute nominee as Mr. Greenstein may propose.

         The names, ages and respective positions of the Greenstein Group nominees, their occupations and other information is set forth below, based upon information furnished to the Greenstein Group by the nominees.

         JONATHAN R. GORDON, age 46, has been President of Vault, Inc., an Edina, Minnesota-based document storage company, since 1988. Mr. Gordon is a Certified Public Accountant.

         STANFORD M. BARATZ, age 41, has been the President of Baratz Financial, Inc., a Minneapolis-based private investment firm, since founding the company in 1994. Between 1985 and 1994, Mr. Baratz served in various capacities with the Welsh Companies, a Minneapolis-based real estate firm, most recently as Executive Vice President.

         PETER J. ZUGSCHWERT, age 31, has been Senior Vice President of Operations for Baratz Financial, Inc. since June 1995. Between 1993 and 1995, Mr. Zugschwert was private business consultant in Chicago and Minneapolis.

         MATTHEW E. GOLDBERG, age 30, has been President of In-Sight Optical, Inc. dba InVision, a retail optical store chain, since 1996. Between 1992 and 1996, Mr. Goldberg was an account manager with Campbell-Mithun Esty, a Minneapolis-based advertising agency.

         None of the above director-nominees is party to any legal proceedings adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries, other than the interest in opposing the Company and its Board of Directors as to their election. None of the above director-nominees has received any compensation or other remuneration of any kind from the Company or any of its subsidiaries during the Company past three fiscal years.

                                 OTHER BUSINESS

         According to the Company's Proxy Statement, the Board of Directors of the Company does not intend to present any matters before the meeting other than the election of directors. However, the enclosed GOLD Proxy and Voting Agreement gives discretionary authority in the event that any additional matters should be presented.

                              [GOLD COLORED PAPER]

                PROXY AND VOTING AGREEMENT SOLICITED ON BEHALF OF
          VICTOR S. GREENSTEIN, JONATHAN R. GORDON, STANFORD M. BARATZ,
                   PETER J. ZUGSCHWERT AND MATTHEW E. GOLDBERG
                           IN OPPOSITION TO MANAGEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
        HEALTH OUTCOMES MANAGEMENT, INC. TO BE HELD ON SEPTEMBER 18, 1997

         The undersigned hereby constitutes and appoints Victor S. Greenstein and Peter J. Zugschwert as attorneys and proxies (each with the power to act alone and with the power of substitution and revocation) to attend the Annual Meeting of Shareholders of Health Outcomes Management, Inc. ("HOM") to be held on Thursday, September 18, 1997 at 3:30 p.m., Central Time, and any and all adjournments thereof, and there to act for and to vote all of the shares of Common Stock held in the name of the undersigned, in the manner specified below, upon the following matters:

1. Election of four directors, each to serve until the earlier of the election of his successor, his resignation, removal, disqualification or death:

         JONATHAN R. GORDON; STANFORD M. BARATZ; PETER J. ZUGSCHWERT; AND
                               MATTHEW E. GOLDBERG

___FOR all nominees listed above (except   ___WITHHOLD AUTHORITY to
   as indicated to the contrary below)        vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more nominees, write the full name(s) of such nominees in the space provided below.)

--------------------------------------------------------------------------------

IF THIS PROXY IS EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF ANY SUCH NOMINEE.

2. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

         Signature of the undersigned below shall also constitute an irrevocable shareholder voting agreement under Section 302A.455 of the Minnesota Business Corporation Act by and among those shareholders granting Proxy and Voting Agreements for the election of the four Greenstein Group director-nominees set forth above.

PLEASE FILL IN, SIGN, AND DATE AND MAIL IN THE ENCLOSED ENVELOPE.

THIS PROXY AND VOTING AGREEMENT WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS TO WHICH THE UNDERSIGNED SHAREHOLDER HAS NOT WITHHELD AUTHORITY TO VOTE AND WILL BE VOTED IN THE MANNER DEEMED APPROPRIATE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                     Dated: ______________________________, 1997


                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Signature

                                     IMPORTANT: This Proxy and Voting Agreement should be signed exactly as your name appears on your HOM stock certificate. In the case of joint tenants, both should sign. Fiduciaries should indicate full title and authority. Corporations should sign in full corporate name by the President or other authorized officer. Partnerships should sign in partnership name by an authorized person.

THIS PROXY AND VOTING AGREEMENT, IF GIVEN, IS IRREVOCABLE AND IT REVOKES ANY PRIOR PROXY OR PROXIES GIVEN. HOM SHAREHOLDERS WHO DO NOT WISH TO VOTE FOR ANY DIRECTOR-NOMINEES PROPOSED BY THE GREENSTEIN GROUP, OR WHO WISH TO VOTE FOR ANY DIRECTOR-NOMINEES PROPOSED BY HOM'S MANAGEMENT, SHOULD NOT EXECUTE OR RETURN THIS PROXY AND VOTING AGREEMENT. HOM SHAREHOLDERS WHO DO NOT GIVE THIS PROXY AND VOTING AGREEMENT CAN VOTE FOR OR AGAINST THE ELECTION OF THE GREENSTEIN GROUP'S DIRECTOR-NOMINEES IN PERSON OR THROUGH ANOTHER PROXY OF THEIR CHOICE.